UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 20, 2017

Xilinx, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-18548	77-0188631
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

2100 Logic Drive, San Jose, California	95124
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (408) 559-7778

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

1.01    Entry into a Material Definitive Agreement.

Effective April 20, 2017, Xilinx, Inc., and its wholly-owned subsidiaries, Xilinx Ireland Unlimited Company and Xilinx Sales International Pte. Ltd. (collectively, “Xilinx”), entered into an addendum ("Amendment") to the Master Distributor Agreement dated March 12, 2014, (the “Agreement”) with Avnet, Inc. (“Avnet”), the distributor of the substantial majority of Xilinx's products worldwide.

The Amendment sets forth the terms by which Xilinx will manage adjustments to Avnet's account due to customer-specific suggested prices, and creates a framework for Xilinx and Avnet to set development and performance measures. In the event of any conflict between the Amendment and the Agreement, the terms of the Amendment will govern.

Xilinx intends to file the Amendment as an exhibit to Xilinx’s Quarterly Report on Form 10-Q for the fiscal quarter ending July 1, 2017. Portions of the Amendment may be omitted in accordance with a request for confidential treatment that Xilinx intends to submit to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XILINX, INC.

Date: April 21, 2017	By:	/s/ Scott Hover-Smoot
Scott Hover-Smoot
Senior Vice President, General Counsel and Secretary